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THE LOEWEN GROUP INC.
                                                                     Exhibit 11
Computation of Per Share Earnings
EXPRESSED IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS


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                                                                                      Years ended December 31,
                                                                ------------------------------------------------------------------
                                                                   1998            1997          1996          1995         1994
                                                                ----------       --------      --------      ---------    --------
                                                                                 Restated      Restated      Restated     Restated
BASIC
     Net earnings (loss)                                        $ (598,969)     $ 41,810       $ 65,999      $ (75,604)   $ 39,872
     Less: Preferred share dividends                                (8,900)       (9,533)        (8,874)           ---         ---
                                                                ----------      --------       --------      ---------    --------
     Net earnings (loss) attributable to Common shareholders    $ (607,869)     $ 32,277       $ 57,125      $ (75,604)   $ 39,872
                                                                ----------      --------       --------      ---------    --------
                                                                ----------      --------       --------      ---------    --------

     Weighted average shares outstanding                            73,989        67,313         56,743         45,291      39,701

     Basic earnings (loss) per Common share                     $    (8.22)     $   0.48       $   1.01      $   (1.67)   $   1.00
                                                                ----------      --------       --------      ---------    --------
                                                                ----------      --------       --------      ---------    --------

FULLY DILUTED
     Net earnings (loss) attributable to Common shareholders    $ (607,869)     $ 32,277       $ 57,125      $ (75,604)   $ 39,872
     Add: imputed earnings from dilutive options, net of
          tax effect                                                   ---           ---            526            ---       1,775
                                                                ----------      --------       --------      ---------    --------
     Fully diluted net earnings (loss)                          $ (607,869)     $ 32,277       $ 57,651      $ (75,604)   $ 41,647
                                                                ----------      --------       --------      ---------    --------
                                                                ----------      --------       --------      ---------    --------

     Weighted average shares outstanding                            73,989        67,313         56,743         45,291      39,701
     Shares issuable upon assumed conversion of dilutive
       options                                                         ---           ---            671            ---       2,019
                                                                ----------      --------       --------      ---------    --------
     Fully diluted shares                                           73,989        67,313         57,414         45,291      41,720
                                                                ----------      --------       --------      ---------    --------
                                                                ----------      --------       --------      ---------    --------
     Fully diluted earnings (loss) per Common share             $    (8.22)     $   0.48       $   1.00      $   (1.67)   $   1.00
                                                                ----------      --------       --------      ---------    --------
                                                                ----------      --------       --------      ---------    --------


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